
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                     123,942,552
<SECURITIES>                                         0
<RECEIVABLES>                               10,964,021<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             139,375,168<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               139,375,168<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             7,108,921<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,950,339
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,158,582
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,158,582
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,158,582
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $10,532,184 and interest receivable of $431,837.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $4,434,851 and net option premiums of $33,744.
<F3>Liabilities include redemptions payable of $468,464, accrued brokerage commissions of $892,671 and accrued management fees of $432,810.
<F4>Total revenue includes realized trading revenue of $4,018,527, net change in unrealized of $1,900,962 and interest income of $1,189,432.

